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                                                  Exhibit 23.3

The Board of Directors
Electronic Processing, Inc.





I hereby consent to being named in the Electronic Processing, Inc. registration statement on Form SB-2 as a director-nominee of the Company.




                                             W. BRYAN SATTERLEE
                                             ---------------------------------
                                             W. Bryan Satterlee



January  20  , 1997
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